SECOND AMENDMENT TO
ASSET MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) effective as of December 23, 2008, to the Asset Management Agreement dated as of July 3, 2007 (the “Agreement”), by and between AII Insurance Management Limited (“AIM”), a Bermuda corporation, and Maiden Insurance Company Ltd. (“MIC”), a Bermuda joint stock company, Maiden Holdings, Ltd. (“MHL”), a Bermuda joint stock company, Maiden Holdings North America, Ltd. (MHNA”), a Delaware corporation, and Maiden Reinsurance Company (“MRC”), a Missouri corporation (MIC, MHL, MHNA and MRC are hereinafter referred to collectively as the “Company”), is made by and between AIM and the Company.

WITNESSETH

WHEREAS, MIC and MHNA are direct subsidiaries of MHL, and MRC is a direct subsidiary of MHNA;

WHEREAS, MHL, MIC, MHNA and MRC wish to retain AIM to provide investment management services upon the terms and conditions set forth in the Agreement and AIM wishes to provide said services;

WHEREAS, AIM and the Company wish to amend certain provisions of the Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

1.1	Definitions. Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.
1.2	Headings. The headings contained in this Amendment are for the reference purposes only and shall not affect the meaning or interpretation of this Amendment.

ARTICLE II
AMENDMENTS

2.1	Maiden Reinsurance Company is added as a party and included within the definition of Company.
2.2	Appendix A is hereby replaced with Appendix A-1, effective as of December 23, 2008.
2.3	Section 12 is hereby amended and restated in its entirety as follows:

“All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, by fax, email, recognized overnight courier, or certified mail, postage prepaid and properly addressed as follows:

To the Company:

Maiden Insurance Company Ltd.
131 Front Street
Hamilton HM12, Bermuda
Attn: Chief Financial Officer
Fax: (441) 292-0471

To AIM via mail:

AII Insurance Management Limited
PO Box HM1087
Hamilton HMEX, Bermuda
Attn: Michael Bott

To AIM via hand delivery or fax:

AII Insurance Management Limited
7 Reid Street, Suite 400
Hamilton HM11, Bermuda
Attn: Michael Bott
Fax: (441) 292-5796

2.4	Section 6(a) is hereby amended and restated in its entirety as follows:

“Subject to Section 6(d) below, within 30 days of the end of each calendar quarter, Company shall pay to AIM an asset management  fee as follows:  (i) if the average value of the Account for the preceding calendar quarter is $1 billion or less, an amount equal to 0.05% of the average value of the Account for the preceding calendar quarter; or (ii) if the average value of the Account for the preceding calendar quarter is greater than $1 billion, an amount equal to .0375% of the average value of the Account for the preceding calendar quarter.”

ARTICLE III
MISCELLANEOUS

3.1	Confirmation of the Agreement. Except as amended by this Amendment, the Agreement remains in full force and effect without further modification or amendment.
3.2	Counterparts. This Amendment may be executed in one or more counterparts, and such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Maiden Insurance Company Ltd.		Maiden Reinsurance Company

By:	/s/ Michael Tait	By:	/s/ Paul Hawk

Name: Michael Tait		Name: Paul Hawk

Title: Chief Financial Officer		Title: Treasurer

Maiden Holdings, Ltd.		Maiden Holdings North America, Ltd.

By:	/s/ Michael Tait	By:	/s/ John Marshaleck

Name: Michael Tait		Name: John Marshaleck

Title: Chief Financial Officer		Title: President

AII Insurance Management Limited

By:	/s/ Michael Bott

Name: Michael Bott

Title: President